                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                -------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                    -----------------------------------------

Date of Report (Date of earliest event reported):

July 1, 2001

--------------------------------------------------------------------------------

                               Digex, Incorporated
             (Exact name of registrant as specified in its charter)


--------------------------------------------------------------------------------

               Delaware                                 59-3582217
               --------                          -------------------------
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                                    000-26873
                                     -------
                            (Commission File Number)


                                 One Digex Plaza
                              Beltsville, MD 20705
                    (Address of principal executive offices)

                                 (240) 264-2000
                               (Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        On July 1, 2001, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 1, 2000 (the "Merger Agreement"), as amended by the First Amendment to the Agreement and Plan of Merger dated as of February 15, 2001, and the Second Amendment to the Agreement and Plan of Merger dated as of May 14, 2001 (as so amended, the "Amended Merger Agreement"), by and among Intermedia Communications Inc., a Delaware corporation ("Intermedia"), WorldCom, Inc., a Georgia Corporation ("WorldCom"), and Wildcat Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of WorldCom ("Merger Sub"), Merger Sub was merged with and into Intermedia (the "WorldCom/Intermedia Merger") with Intermedia continuing as the surviving corporation and as a subsidiary of WorldCom.

        A copy of the press release announcing the completion of the WorldCom/Intermedia Merger and setting forth the amount and the source of the merger consideration received by Intermedia stockholders is attached hereto as
Exhibit 99.1, and is incorporated herein by reference.

        Intermedia's stockholders approved the Amended Merger Agreement at a special meeting of Intermedia stockholders on June 19, 2001. As a result of the WorldCom/Intermedia Merger, WorldCom now owns all of the capital stock of Intermedia, other than the 13-1/2% series B preferred stock. As a result of the WorldCom/Intermedia Merger, WorldCom owns approximately 90% of the voting securities of Intermedia. Therefore, WorldCom has an indirect controlling interest of Digex through Intermedia as Intermedia continues to own approximately 61.4% of Digex's equity interests and controls 94.1% of Digex's voting interests as of July 1, 2001.


    The Board of Directors of Digex has appointed the following persons as directors effective July 1, 2001: Bernard J. Ebbers, Ronald R. Beaumont, Scott
D. Sullivan, and Mark K. Shull. Independent directors of Digex are expected to be named shortly.


    Certain biographical information for each of them is set forth below:

    Bernard J. Ebbers has served as President and Chief Executive Officer of WorldCom since April 1985. Mr. Ebbers has served as a director of WorldCom since 1983.

    Ronald R. Beaumont has served as Chief Operating Officer of the WorldCom group since December 2000. From 1998 to December 2000, Mr. Beaumont served as the President and Chief Executive Officer of WorldCom's Operations and Technology unit. From December 1996 to 1998, Mr. Beaumont was President of WorldCom Network Services, a subsidiary of WorldCom. Prior to December 1996, Mr. Beaumont was President and Chief Executive Officer of a subsidiary of MFS Communications.

    Scott D. Sullivan has served as a director of WorldCom since 1996. Mr. Sullivan has served as Chief Financial Officer, Treasurer and Secretary of WorldCom since December 1994.

    Mark K. Shull has served as President and Chief Executive Officer of Digex since July 1999. From February 1997 to June 1999, he served as Vice President of the Web hosting and electronic commerce business unit of GTE Internetworking, an internet infrastructure services provider. From March 1995 to January 1997, prior to GTE Internetworking's acquisition of BBN Planet Corporation, an internet services provider, he served as Vice President of BBN Planet Corporation's Internet Business Solutions Group.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

        The following exhibit is filed herewith:


Exhibit 99.1 Press release dated July 2, 2001, announcing the completion of the WorldCom, Inc./Intermedia Merger.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   July 13, 2001


                                       DIGEX, INCORPORATED
                                          (Registrant)

                                      /s/ T. SCOTT ZIMMERMAN
                                      ---------------------
                                       T. Scott Zimmerman
                                  Vice President and Controller

                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
----------                         -----------

99.1 Press release dated July 2, 2001, announcing the completion of the WorldCom, Inc./Intermedia Merger.